Exhibit 99.1

CERTAIN LITIGATION MATTERS

As described in Note 10. Contingencies to Altria Group, Inc.’s condensed consolidated financial statements in Part 1, Item 1 of the Quarterly Report on Form 10-Q to which this Exhibit 99.1 is attached (“Note 10”) there are legal proceedings covering a wide range of matters pending or threatened in various United States and foreign jurisdictions against Altria Group, Inc., its subsidiaries, including Philip Morris USA Inc. (“PM USA”), and their respective indemnitees. Various types of claims may be raised in these proceedings, including product liability, consumer protection, antitrust, tax, contraband shipments, patent infringement, employment matters, claims for contribution and claims of competitors or distributors. Pending claims related to tobacco products generally fall within the following categories: (i) smoking and health cases alleging personal injury brought on behalf of individual plaintiffs, (ii) smoking and health cases primarily alleging personal injury or seeking court-supervised programs for ongoing medical monitoring and purporting to be brought on behalf of a class of individual plaintiffs, including cases in which the aggregated claims of a number of individual plaintiffs are to be tried in a single proceeding, (iii) health care cost recovery cases brought by governmental (both domestic and foreign) plaintiffs seeking reimbursement for health care expenditures allegedly caused by cigarette smoking and/or disgorgement of profits, (iv) class action suits alleging that the uses of the terms “Lights” and “Ultra Lights” constitute deceptive and unfair trade practices, common law fraud or statutory fraud, unjust enrichment, breach of warranty, or violations of the Racketeer Influenced and Corrupt Organizations Act, (v) international cases, and (vi) other tobacco-related litigation.

The following lists certain of the pending claims against Altria Group, Inc., PM USA, UST LLC (“UST”) and/or UST’s subsidiaries included in these categories.

SMOKING AND HEALTH LITIGATION

The following lists the consolidated individual smoking and health cases as well as smoking and health class actions pending against PM USA and, in some cases, Altria Group, Inc. and/or its other subsidiaries and affiliates, as of April 25, 2016. See International Cases below for a list of smoking and health class actions pending in Canada.

Consolidated Individual Smoking and Health Case

In re: Tobacco Litigation (Individual Personal Injury cases), Circuit Court, Ohio County, West Virginia, consolidated January 11, 2000. See Note 10 for a discussion of this litigation.

Flight Attendant Litigation

The settlement agreement entered into in 1997 in the case of Broin, et al. v. Philip Morris Companies Inc., et al., which was brought by flight attendants seeking damages for personal injuries allegedly caused by environmental tobacco smoke, allowed members of the Broin class to file individual lawsuits seeking compensatory damages, but prohibited them from seeking punitive damages. See Note 10 for a discussion of this litigation.

Domestic Class Actions

Engle, et al. v. R.J. Reynolds Tobacco Co., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed May 5, 1994. See Note 10 for a discussion of this case (which has concluded) and the Engle progeny litigation.

Young, et al. v. The American Tobacco Company, et al., Civil District Court, Orleans Parish, Louisiana, filed November 12, 1997.

Parsons, et al. v. A C & S, Inc., et al., Circuit Court, Kanawha County, West Virginia, filed February 27, 1998.

Cypret, et al. v. The American Tobacco Company, et al., Circuit Court, Jackson County, Missouri, filed December 22, 1998.

Donovan, et al. v. Philip Morris, United States District Court, District of Massachusetts, filed March 2, 2007. See Note 10 for a discussion of this case.

HEALTH CARE COST RECOVERY LITIGATION

The following lists the health care cost recovery actions pending against PM USA and, in some cases, Altria Group, Inc. and/or its other subsidiaries and affiliates as of April 25, 2016. See International Cases below for a list of international health care cost recovery actions.

Possible Adjustments in MSA Payments for 2003 to 2014 and Other Disputes Related to MSA Payments

State of Indiana v. Philip Morris USA Inc., et al., Superior Court, Marion County, Indiana, filed June 7, 2013. See Note 10 for a discussion of this case.

Commonwealth of Kentucky v. Brown & Williamson Tobacco Corp., et al., Franklin Circuit Court, Division No. 1, Kentucky, filed June 10, 2013. See Note 10 for a discussion of this case.

State of Maryland v. Philip Morris Inc. et al., Circuit Court, Baltimore County, Maryland, filed March 26, 2013. See Note 10 for a discussion of this case.

State of Missouri v. The American Tobacco Company, Inc., et al., Circuit Court, Twenty-Second Judicial Circuit, City of St. Louis, Missouri, filed June 7, 2013. See Note 10 for a discussion of this case.

State of New Mexico v. Philip Morris USA, Inc., et al., First Judicial District, Santa Fe County, New Mexico, filed June 10, 2013. See Note 10 for a discussion of this case.

Commonwealth of Pennsylvania v. Philip Morris USA, Inc., et al., Court of Common Pleas of Philadelphia County, First Judicial District, Pennsylvania, filed April 3, 2013. See Note 10 for a discussion of this case.

District of Columbia v. Philip Morris USA, Inc., et al., Superior Court, District of Columbia, filed September 12, 2013.

Department of Justice Case

The United States of America v. Philip Morris Incorporated, et al., United States District Court, District of Columbia, filed September 22, 1999. See Note 10 for a discussion of this case.

“LIGHTS/ULTRA LIGHTS” CASES

The following lists the “Lights/Ultra Lights” cases pending against Altria Group, Inc. and/or its various subsidiaries and others as of April 25, 2016.

Aspinall, et al. v. Philip Morris Companies Inc. and Philip Morris Incorporated, Superior Court, Suffolk County, Massachusetts, filed November 24, 1998. See Note 10 for a discussion of this case.

Price, et al. v. Philip Morris Inc., Circuit Court, Third Judicial Circuit, Madison County, Illinois, filed February 10, 2000. See Note 10 for a discussion of this case.

Larsen, et al. v. Philip Morris Inc. (formerly Craft, et al. v. Philip Morris Companies Inc., et al.), Circuit Court, City of St. Louis, Missouri, filed February 14, 2000. See Note 10 for a discussion of this case.

Hines, et al. v. Philip Morris Companies Inc., et al., Circuit Court, Fifteenth Judicial Circuit, Palm Beach County, Florida, filed February 23, 2001. See Note 10 for a discussion of this case.

Moore, et al. v. Philip Morris Incorporated, et al., Circuit Court, Marshall County, West Virginia, filed September 17, 2001.

Pearson v. Philip Morris Incorporated, et al., Circuit Court, Multnomah County, Oregon, filed November 20, 2002. See Note 10 for a discussion of this case.

Virden v. Altria Group, Inc., et al., Circuit Court, Hancock County, West Virginia, filed March 28, 2003.

Stern, et al. v. Philip Morris USA Inc., et al., Superior Court, Middlesex County, New Jersey, filed April 4, 2003.

Arnold, et al. v. Philip Morris USA Inc., Circuit Court, Madison County, Illinois, filed May 5, 2003.

Miner, et al. v. Philip Morris USA Inc., et al. (formerly Watson, et al. v. Altria Group, Inc., et al.), Circuit Court, Pulaski County, Arkansas, filed May 29, 2003. See Note 10 for a discussion of this case.

Carroll (formerly Holmes), et al. v. Philip Morris USA Inc., et al., Superior Court, New Castle County, Delaware, filed August 18, 2003. See Note 10 for a discussion of this case.

Kelly v. Martin & Bayley, Inc., et al., Circuit Court, Madison County, Illinois, filed February 4, 2005. This case is an individual “Lights” case, not a class action. See Note 10 for a discussion of this case.

INTERNATIONAL CASES

The following lists cases pending against Altria Group, Inc. and/or its subsidiaries in foreign jurisdictions as of April 25, 2016.

Canada

Her Majesty the Queen in Right of British Columbia v. Imperial Tobacco Limited, et al., Supreme Court, British Columbia, Vancouver Registry, Canada, filed January 24, 2001. Health care cost recovery action. See Note 10 for a discussion of this case.

Her Majesty the Queen in Right of the Province of New Brunswick v. Rothmans, Inc., et al., Court of Queen’s Bench of New Brunswick Judicial District of Fredericton, Canada, filed March 13, 2008. Health care cost recovery action. See Note 10 for a discussion of this case.

Dorion v. Canadian Tobacco Manufacturers’ Council, et al., Court of Queen’s Bench of Alberta, Judicial District of Calgary, Canada, filed on or about June 17, 2009. Smoking and health class action. See Note 10 for a discussion of this case.

Semple v. Canadian Tobacco Manufacturers’ Council, et al., Supreme Court of Nova Scotia, Canada, filed on or about June 18, 2009. Smoking and health class action. See Note 10 for a discussion of this case.

Kunta v. Canadian Tobacco Manufacturers’ Council, et al., Court of Queen’s Bench of Manitoba, Winnipeg Judicial Centre, Canada, filed on an unknown date in June 2009. Smoking and health class action. See Note 10 for a discussion of this case.

Adams v. Canadian Tobacco Manufacturers’ Council, et al., Court of Queen’s Bench for Saskatchewan, Judicial Centre of Regina, Canada, filed on or about July 10, 2009. Smoking and health class action. See Note 10 for a discussion of this case.

Her Majesty the Queen in Right of Ontario v. Rothmans Inc., et al., Superior Court of Justice of Ontario, Canada, filed on or about September 30, 2009. Health care cost recovery action. See Note 10 for a discussion of this case.

Bourassa v. Imperial Tobacco Canada Limited, et al., Supreme Court of British Columbia, Victoria Registry, Canada, filed on or about June 25, 2010. Smoking and health class action. See Note 10 for a discussion of this case.

McDermid v. Imperial Tobacco Canada Limited, et al., Supreme Court of British Columbia, Victoria Registry, Canada, filed on or about June 25, 2010. Smoking and health class action. See Note 10 for a discussion of this case.

Attorney General of Newfoundland and Labrador v. Rothmans Inc., et al., Supreme Court of Newfoundland and Labrador, Trial Division, Canada, filed February 8, 2011. Health care cost recovery action. See Note 10 for a discussion of this case.

Attorney General of Quebec v. Imperial Tobacco Canada Limited, et al., Superior Court of Quebec, Montreal District, Canada, filed June 8, 2012. Health care cost recovery action. See Note 10 for a discussion of this case.

Her Majesty in Right of Alberta v. Altria Group, Inc., et al., Court of Queen’s Bench of Alberta, Judicial District of Calgary, Canada, filed June 8, 2012. Health care cost recovery action. See Note 10 for a discussion of this case.

Her Majesty the Queen in the Right of Manitoba v. Rothmans, Benson & Hedges Inc., et al., Court of Queen’s Bench of Manitoba, Winnipeg Judicial Centre, Canada, filed May 31, 2012. Health care cost recovery action. See Note 10 for a discussion of this case.

Her Majesty the Queen in Right of Saskatchewan v. Rothmans, Benson & Hedges Inc., et al., Court of Queen’s Bench of Saskatchewan, Judicial Centre of Saskatoon, Canada, filed on June 8, 2012. Health care cost recovery action. See Note 10 for a discussion of this case.

Her Majesty in the Right of the Province of Prince Edward Island v. Rothmans, Benson & Hedges, Inc., et al., Supreme Court of Prince Edward Island, filed on September 10, 2012. Health care cost recovery action. See Note 10 for a discussion of this case.

Her Majesty the Queen in Right of the Province of Nova Scotia v. Benson & Hedges, Inc., et al., Supreme Court of Nova Scotia, filed on January 2, 2015. Health care cost recovery action. See Note 10 for a discussion of this case.

Jacklin v. Canadian Tobacco Manufacturers’ Council et al., Ontario Superior Court of Justice, Case No. 5379412, Ontario, Canada, filed on or about June 27, 2012. Smoking and health class action. See Note 10 for a discussion of this case.

CERTAIN OTHER TOBACCO-RELATED ACTIONS

The following lists certain other tobacco-related litigation pending against Altria Group, Inc. and/or its various subsidiaries as of April 25, 2016. See Note 10 for a discussion of these cases.

Ignition Propensity Case

Walker, et al. v. Philip Morris USA, Inc., et al., Circuit Court, Nelson County, Kentucky, filed February 1, 2008.

False Claims Act Case

United States ex. rel. Anthony Oliver v. Philip Morris USA, Inc., United States District Court, District of Columbia, filed under seal September 12, 2008 and unsealed by the district court on September 13, 2011.

Argentine Grower Cases

Hupan, et al. v. Alliance One International, Inc., et al., Superior Court, New Castle County, Delaware, filed on February 14, 2012.

Chalanuk, et al. v. Alliance One International, Inc., et al., Superior Court, New Castle County, Delaware, filed on April 14, 2012.

Clarisa Rodriguez Da Silva, et al. v. Alliance One International, Inc., et al., Superior Court, New Castle County, Delaware, filed on October 25, 2012.

Alfredo Aranda, et al. v. Alliance One International, Inc., et al., Superior Court, New Castle County, Delaware filed on March 1, 2013.

Taborda, et al. v. Alliance One International, Inc., et al., Superior Court, New Castle County, Delaware filed on August 9, 2013.

Biglia, et al. v. Alliance One International, Inc., et al., Superior Court, New Castle County, Delaware, filed on January 1, 2014.

UST LITIGATION

The following action is pending against UST and/or its subsidiaries as of April 25, 2016. See Note 10 for a discussion of this case.

Vassallo v. United States Tobacco Co., et al., Circuit Court of the Eleventh Judicial District, Miami-Dade County, Florida, filed November 12, 2002.

NU MARK LITIGATION

The following action is pending against Nu Mark LLC as of April 25, 2016. See Note 10 for a discussion of this case.

Fontem Ventures B.V., et. al. v. Nu Mark LLC, United States District Court, Central District of California, filed April 4, 2016.